[LOGO]

           1550 South Redwood Road, Salt Lake City, Utah  84104


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held April 26, 1994

To the Stockholders of
SMITH'S FOOD & DRUG CENTERS, INC.

   The Annual Meeting of the Stockholders of Smith's Food & Drug Centers, Inc. (the "Corporation"), will be held at the Corporation's principal executive offices at 1550 South Redwood Road, Salt Lake City, Utah 84104, on Tuesday, April 26, 1994 at 5:00 p.m. MST for the following purposes:
1. To elect a Board of Directors to serve for the ensuing year;
2. To ratify and approve the Corporation's bonus program with respect to the Corporation's executive officers;
3. To ratify the selection of Ernst & Young as the Corporation's independent auditors for 1994; and
4. To transact such other business as may properly come before the meeting and any postponements and adjournments thereof.
   The close of business on February 28, 1994, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.
   We hope all stockholders who can do so will attend the Annual Meeting in person. Whether or not you plan to attend, we urge you to complete and sign the enclosed proxy card and return it in the enclosed postage-prepaid envelope. Returning your proxy will not deprive you of your right to attend the meeting and vote your shares in person.
   If you own any combination of Series I Preferred Shares, Class A Common Stock, or Class B Common Stock, please sign and return all proxy cards provided to you for each type of stock owned by you as of the Record Date.

                                      By Order of the Board of Directors,


                                      /s/ Michael C. Frei
                                      Michael C. Frei
                                      Secretary
Salt Lake City, Utah
March 25, 1994

                         SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant [XX]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[XX]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                     Smith's Food & Drug Centers, Inc.
             (Name of Registrant as Specified In Its Charter)


                     Smith's Food & Drug Centers, Inc.
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[XX]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
       6(i)(2).
[  ]   $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11.

1) Title of each class of securities to which transaction applies:
___________________________________________________________________________
___________________________________________________________________________

2) Aggregate number of securities to which transaction applies:
___________________________________________________________________________
___________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
___________________________________________________________________________
___________________________________________________________________________

4) Proposed maximum aggregate value of transaction:
___________________________________________________________________________
___________________________________________________________________________

(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No:
     3) Filing Party:
     4) Filing Date

                                  [LOGO]
           1550 South Redwood Road, Salt Lake City, Utah  84104

                              PROXY STATEMENT

   This Proxy Statement is furnished by Smith's Food & Drug Centers, Inc., a Delaware corporation (hereinafter called the "Corporation"), in connection with the solicitation by the Board of Directors of the Corporation of the enclosed proxies for use at the Annual Meeting of Stockholders to be held at the Corporation's principal executive offices at 1550 South Redwood Road, Salt Lake City, Utah 84104, on Tuesday, April 26, 1994 at 5:00 p.m. MST, and at any postponements or adjournments thereof (the "Annual Meeting").
   Stockholders owning any combination of Series I Preferred Stock, Class A Common Stock, or Class B Common Stock of the Corporation will receive separate proxy cards for each type of stock owned and are requested to sign and date all of the enclosed proxy cards and return them in the envelope provided.
   Any stockholder may revoke a proxy at any time before its use by delivering to the Corporation a written notice of revocation or a duly executed proxy bearing a later date, or upon request if the stockholder attends the meeting and chooses to vote in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election as directors of the nominees described below, FOR the approval of the Corporation's bonus program, and FOR ratification of the selection of Ernst & Young as the Corporation's independent auditors for fiscal 1994.
   This proxy statement and the proxy cards were first mailed to stockholders on or about March 31, 1994. The cost of soliciting proxies will be borne by the Corporation. Regular employees and directors of the Corporation may solicit proxies in person, by telephone, or by mail. No additional compensation will be given to employees or directors for such solicitation. The Corporation will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

                      VOTING SECURITIES; RECORD DATE

   Stockholders will be entitled to one vote for each share of Class B Common Stock and ten votes for each share of Series I Preferred Stock or Class A Common Stock held of record at the close of business on February 28, 1994 (the "Record Date"). All classes of stock will vote together as a single class with respect to the election of directors, the ratification and approval of the Corporation's bonus program, the ratification and approval of the selection of Ernst & Young as the Corporation's independent auditors and any other proposal for stockholder action as may properly come before the Annual Meeting. An automated system administered by the Corporation's transfer agent will tabulate votes cast by proxy at the Annual Meeting, and an employee of the Corporation will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Meeting and whether a quorum is present, and each is tabulated separately. Abstentions and broker non-votes are not counted in determining whether a nominee is elected. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted either for or against the proposal.
   As of the Record Date, the Corporation had issued and outstanding 17,357,636 shares of Class B Common Stock, 12,493,665 shares of Class A Common Stock, and 18,656,697 shares of Series I Preferred Stock.

                           ELECTION OF DIRECTORS

   Thirteen persons have been nominated by the Board of Directors for election as directors at the Annual Meeting to serve until the next Annual Meeting of Stockholders and until their respective successors are elected or appointed. The thirteen nominees receiving the highest number of votes at the Annual Meeting will be elected as directors. It is the intention of the proxy holders to vote FOR the election of ALL of the nominees listed below in the absence of contrary instructions on the proxy cards. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees (if any) as shall be designated by the proxy holders, or the number of directors to be elected at this time may be reduced by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.
   The following information is furnished regarding the nominees:
   DeLonne Anderson, age 64, has been a director of the Corporation since 1965. He was previously the Secretary and Marketing Director, Intermountain Region, of the Corporation before retiring in 1985.
   Robert D. Bolinder, age 62, has been a director of the Corporation since 1985. He has served as Executive Vice President, Corporate Planning and Development of the Corporation since 1993. He served as Executive Vice President and Chief Financial Officer of the Corporation from 1988 to 1993, after serving four years as a supermarket industry management consultant. He is also a director of Hannaford Bros. Company, Inc., a regional supermarket chain, and Idaho Power Company, a public utility company.
Prior to 1984, Mr. Bolinder was Vice Chairman and a director of Albertson's, Inc. for many years.
   Rodney H. Brady, age 61, has been a director of the Corporation since 1985. Since 1985, he has been President, Chief Executive officer and a director of Bonneville International, a broadcasting company headquartered in Salt Lake City, Utah. Prior to 1985, Mr. Brady served as President of Weber State University. Mr. Brady is also a director of First Security Corporation, a bank holding company; Flying J., Inc., an integrated oil company; Deseret Mutual Benefit Association, an employee benefits insurance company; and Bergen Brunswig Corporation, a wholesale drug company.
   Alan R. Hoefer, age 59, has been a director of the Corporation since 1985. Since 1988, he has been Managing Partner of Alan Hoefer & Company, a private investment banking partnership located in San Francisco, California. He currently is serving as a director of Barry's Jewelers, Inc., a jewelry retailer. He also served as President of Hoefer Capital Management Inc., a registered investment advisor, from September, 1990 through September, 1993. Prior to 1988, Mr. Hoefer was President of Hoefer & Arnett, Incorporated, an investment banking firm.
   Allen P. Martindale, age 62, has been a director of the Corporation since 1970. Mr. Martindale is a director of JP Realty, Inc., a publicly held real estate investment trust. Mr. Martindale was Chairman of the Board of Directors and Chief Executive Officer of the Corporation between 1984 and 1988.
   Duane Peters, age 73, has been a director of the Corporation since 1985. He is President of Duane Peters, Inc., a consulting firm located in Rancho Santa Fe, California. Previously, Mr. Peters was Executive Vice President and General Manager of H.E. Butt Grocery Company and a director of Hannaford Bros. Co., a regional supermarket chain.
   Ray V. Rose, age 70, has been a director of the Corporation since 1984. He is retired, and was President of King Sooper Supermarkets of Denver, Colorado, until 1979. Mr. Rose is also a director of Hormel Company, a meat processing company.
   Fred L. Smith, age 47, has been a director of the Corporation since 1968. Since 1988, he has been President of Fred Smith's Honda Automobiles of Palm Springs, an auto dealership, prior to which time he was a private investor. Since 1989, he has also been President of Fred Smith's Jaguar/Rolls Royce of Rancho Mirage, an auto dealership.
   Jeffrey P. Smith, age 44, has been a director of the Corporation since 1971. He has been Chairman and Chief Executive Officer of the Corporation since 1988. He served as Chief Operating Officer and President of the Corporation from 1984 to 1988.
   Richard D. Smith, age 39, has been a director of the Corporation since 1975. He has been President and Chief Operating Officer of the Corporation since 1988, prior to which time he served as Executive Vice President of Operations and Assistant Chief Operating Officer.
   Sean D. Smith, age 23, has served as a director of the Corporation since 1992. Since 1992, he also has served as a District Manager of the Corporation's Intermountain Region, renamed Region I during 1993, after serving as a Store Manager since 1991 and holding various other positions with the Corporation in retail operations since 1983 while attending school, including the University of Utah.
   Douglas John Tigert, age 55, has been a director of the Corporation since 1986. He is the Charles Clark Reynolds Professor of Marketing of Babson College, Boston, Massachusetts. He is currently serving as director of the Hudson Bay Company, a retail department store chain. From 1970 through 1993 he was President of Psychographics International of Canada, Ltd., a marketing research firm. Prior to 1986, he was Dean of the School of Business at the University of Toronto.
   Kenneth A. White, age 51, has been a director of the Corporation since 1986. Since 1992, he has served as Senior Vice President, Regional Manager of the Corporation's California Region, renamed Region II during 1993. He served as Vice President, Regional Manager of the Corporation's California Region from 1991 to 1992. From 1980 to 1991, he served as Vice President, Regional Manager of the Corporation's Intermountain Region.
   Jeffrey P. Smith, Richard D. Smith and Fred L. Smith are brothers.  Sean
D. Smith is the son of Jeffrey P. Smith.

                  BOARD OF DIRECTORS, COMMITTEE MEETINGS
                       AND COMPENSATION OF DIRECTORS

   The Board of Directors held four meetings during fiscal 1993. All of the directors attended 75% or more of the meetings of the Board and Committees of which they are members. Directors who are not also employees of the Corporation receive an annual retainer of $7,200 for their services
as directors.   Additionally, directors who are not also employees of the
Corporation receive $2,500 for each Board of Directors meeting attended. Directors who are members of committees of the Board of Directors receive $1,000 for each committee meeting attended. In addition, certain directors have been retained from time to time to provide consulting services to the Corporation in their individual areas of expertise, including in the area of long-range planning. During fiscal 1993, Messrs. Anderson, Martindale, and Tigert received fees totaling $2,000 each in connection with such services and Mssrs. Peters, Rose and Hoefer received fees totaling $5,000, $3,000 and $6,000, respectively.
   Messrs. Bolinder, Jeffrey P. Smith (Chair), Richard D. Smith and White are members of the Executive Committee of the Board of Directors. Such Committee only exercises the powers of the Board in the management of the business and affairs of the Corporation between regularly scheduled meetings of the Board of Directors, when necessary. The Executive Committee did not meet during fiscal 1993. The Executive Committee serves as the nominating committee for the Board of Directors and, although there are no formal procedures for stockholders to recommend nominations, the Committee will consider any recommendations from stockholders. Recommendations should be sent to Michael C. Frei, Secretary, Smith's Food & Drug Centers, Inc., 1550 South Redwood Road, Salt Lake City, Utah 84104.
   Messrs. Brady, Hoefer and Martindale (Chair) are members of the Audit Committee of the Board of Directors. Such Committee, which met three times during fiscal 1993, reports to the Board of Directors with respect to various auditing and accounting matters, the scope of audit procedures, and the performance of the Corporation's independent auditors.
   Messrs. Anderson (Chair), Peters and Rose are members of the Compensation Committee of the Board of Directors. Such Committee, which met once during fiscal 1993, administers the stock option and stock purchase plans of the Corporation on behalf of the Board of Directors. The Compensation Committee also determines compensation for executive officers of the Corporation.

                APPROVAL OF THE CORPORATION'S BONUS PROGRAM
                           FOR EXECUTIVE OFFICERS

   The Corporation's stockholders are being asked to approve the material terms of the Corporation's bonus program (the "Bonus Program") which provides for the payment of cash bonuses to the Corporation's executive officers based upon certain financial performance measures. Approval of the proposal requires the affirmative vote of a majority of the shares of Series I Preferred Stock, Class A Common Stock and Class B Common Stock voting on the proposal, with all such shares voting together as a class and with each share of Series I Preferred Stock and Class A Common Stock being entitled to ten votes and each share of Class B Common Stock being entitled to one vote. Approval of the Bonus Program is being sought for the purpose of qualifying the Bonus Program under new provisions of the Federal Internal Revenue Code which, in the absence of such approval, disallow deductions for compensation paid to executives above certain limits. In the event that the stockholders do not approve the Bonus Program, the Corporation currently anticipates that it will continue to pay bonuses generally in accordance with the terms of the Bonus Program as described below, although the amount of such bonuses would likely be affected by the ability of the Corporation to deduct compensation in excess of limits that would be imposed under the federal tax laws.
   The class of employees eligible for bonuses under the Bonus Program is all executive officers (including the Chief Executive Officer). The purpose of the Bonus Program is to provide a financial incentive to the executive officers based upon the achievement of the Corporation's budgeted pre-tax income. The annual amount budgeted for pre-tax income was approved by the Board of Directors for the 1994 fiscal year of the Corporation during its January 1994 meeting and for future fiscal years will be approved by the Executive Committee of the Board of Directors prior to the beginning of such fiscal year. At the beginning of the 1994 fiscal year, the Compensation Committee established the maximum amount of bonus payable for such year for each executive officer. In reviewing the amount, the Compensation Committee considered a number of factors including each officer's overall compensation package, bonus and other compensation opportunities at competing companies and the officer's level of responsibility. The Compensation Committee also established a formula for payment of bonuses based on the extent of achievement of the Board-approved budgets. Under the terms of the Bonus Program, the cash bonus to be paid for fiscal 1994 to each officer equals the maximum bonus amount determined for such officer multiplied by a percentage based on a comparison of actual pre-tax income to budgeted pre-tax income, up to a maximum of 100 percent of the maximum bonus amount in each case. However, the Compensation Committee retains discretion under the Bonus Program to pay a bonus to any executive officer that is smaller than the maximum amount determined under the formula. Unless otherwise approved by the stockholders in the future, the maximum bonus payable to any executive officer under the Bonus Program for fiscal 1994 and for each future fiscal year of the Corporation will be $1,000,000.
   The following table sets forth the total maximum amounts of bonus payable under the Bonus Program for fiscal 1994 to (i) the Corporation's Chief Executive Officer and and its four other most highly compensated executive officers, and (ii) all executive officers as a group. The full amounts shown will be paid only if the overall corporate budgeted amount of pre-tax income is met. The maximum bonus amount payable to such officers under the Bonus Program in fiscal years after fiscal 1994 is not currently determinable, but will in no event exceed the $1,000,000 maximum set forth above unless further stockholder approval is obtained.

                               Plan Benefits
                                                                 Maximum
Name                                                        Bonus Amount

Jeffrey P. Smith                                              $  516,000
Richard D. Smith                                                 300,000
Kenneth A. White                                                 323,200
Robert D. Bolinder                                               200,000
J. Craig Gilbert                                                 323,200
All Executive Officers as a Group (10 persons)                 2,079,400

   The Board of Directors recommends a vote FOR approval and ratification of the Bonus Program.

                          EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
   The following tables set forth certain information concerning compensation of the Corporation's Chief Executive Officer and its four other most highly compensated executive officers (the "named executive officers").

                                                                                   Long-Term
                                                                                  Compensation
                                                     Annual Compensation             Awards
Name and Principal Position              Year     Salary($)<F1>    Bonus($)     Options/SARs(#)
Jeffrey P. Smith                         1993      $683,606       $539,000            ---
Chairman of the Board of Directors       1992       669,300        689,920            ---
and Chief Executive Officer              1991       596,499        573,937            ---

Richard D. Smith                         1993       546,895        300,000            ---
President and Chief                      1992       535,440        549,120            ---
 Operating Officer                       1991       447,200        456,807            ---

Kenneth A. White                         1993       127,817        440,000            ---
Senior Vice President and                1992       124,831        630,000            ---
Regional Manager, Region  II             1991       117,797        630,000           40,000

Robert D. Bolinder                       1993       529,072          ---             25,000
Executive Vice President, Corporate      1992       517,980          ---              ---
 Planning and Development                1991       461,740          ---              ---

J. Craig Gilbert                         1993       143,716        255,700           20,000
Senior Vice President and                1992       141,098        259,550           20,000
Regional Manager, Region I               1991       132,398        220,000            ---

<F1> Fiscal 1992 includes 53 weeks compared to 52 weeks for fiscal 1993 and
     1991.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR
   The following table sets forth information concerning the grant of stock options to the named executive officers during fiscal 1993.

                                               Individual Grants
                                -----------------------------------------------
                    Number of      Percentage
                    Securities      of Total                                       Potential Realizable Value
                    Underlying    Options/SARs             Market                  at Assumed Annual Rates of
                   Options/SARs    Granted to   Exercise  Price on                Stock Price Appreciation for
                     Granted      Employees in  or Base   Date of    Expiration         Option Term <F1>
Name                 (#)<F2>      Fiscal Year    Price     Grant        Date       0%($)     5%($)     10%($)
Robert D. Bolinder   25,000 <F3>      4.0%       $19.00    $35.00     01/04/98    $400,000  $588,568  $806,088

J. Craig Gilbert     20,000 <F4>      3.2%       $19.00    $20.25     12/19/04      25,000   279,702   670,466

<F1> The potential realizable value is determined based upon hypothetical increases in the Common Stock price over the market price of the Common Stock on the date of grant. The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall market conditions and the timing of option exercises, if any.
<F2> Under the terms of the Company's Amended and Restated 1989 Stock
     Option Plan (the "Option Plan"), the Board of Directors retains the discretion, subject to certain limitations within the Option Plan, to modify, extend, or renew outstanding options and to reprice outstanding options. In the event of a change in control of the Corporation, all options outstanding under the Option Plan will become fully exercisable. For purposes of the Option Plan, a change occurs if (i) a person acquires or is reasonably believed by the Board of Directors to have acquired 51% or more of the combined voting power of the Corporation's outstanding securities in a transaction not approved by the Board of Directors serving immediately prior to such transaction, (ii) a majority of the members of the Board of Directors is replaced during any period of two consecutive years, or (iii) the Corporation's stockholders approve a plan of liquidation in connection with a transaction not approved by the Board of Directors serving immediately prior to the date of the stockholders' meeting at which such approval was given.
<F3> All such stock options vest on January 4, 1997.
<F4> All such stock options vest on December 19, 2003.

FISCAL YEAR-END OPTION VALUE

   The following table sets forth the number of shares covered by stock options held by the named executive officers as of the end of fiscal 1993, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such options, as of the end of fiscal 1993.

                      Number of Securities
                     Underlying Unexercised        Value of Unexercised
                          Options/SARs             In-the-money Options
                       at Fiscal Year End         at Fiscal Year End(2)
Name(1)            Exercisable/Unexercisable    Exercisable/Unexercisable
Kenneth A. White             0/70,000                     0/$131,250
Robert D. Bolinder      30,000/25,000                $56,250/$46,875
J. Craig Gilbert             0/70,000                     0/$131,250

(1) Except as set forth in the table, during fiscal 1993 no named executive officer held any stock options.
(2) Calculated on the basis of the closing price per share for the Corporation's Class B Common Stock on the New York Stock Exchange of $20 7/8 on December 31, 1993, the last trading day in fiscal 1993.

PENSION PLAN AND OTHER RETIREMENT, DEATH AND DISABILITY ARRANGEMENTS
   Pension Plan. The Corporation sponsors a retirement plan (the "Pension Plan") for its nonunion employees, including executive officers, which is funded entirely by the Corporation's contributions. An employee's monthly benefit under the Pension Plan is determined by multiplying a fixed dollar amount by the number of years of the employee's employment. The fixed dollar amount, which has varied from year to year, is currently $30 per month and is not subject to reduction for social security benefits. The fixed dollar amount is adjusted from time to time on the basis of a number of factors, including the other compensation and benefits offered to the Corporation's employees generally, the Corporation's overall budget and earnings and pension benefits offered by comparable employers. As of the end of fiscal 1993, the estimated annual amounts payable following retirement to Messrs. Jeffrey P. Smith, Richard D. Smith, White, Bolinder and Gilbert under the Pension Plan were $11,604, $12,768, $8,669, $2,160 and $10,662, respectively.
   Additional Retirement Benefits. The Corporation has entered into agreements with nine of its executive officers, including each of the named executive officers, which provide that if the officer serves in his present position or a higher position with the Corporation through age 65, such officer or his beneficiary will receive following such officer's retirement or death fixed equal monthly payments over a ten-year period totaling $100,000.
   Supplemental Compensation Agreements. The Corporation has entered into agreements with Mr. White and five other current executive officers which provide for monthly cash payments following the officer's disability or death, or upon reaching a date specified in the agreement (the "Payment Date"). The agreements provide that if the employee becomes disabled while employed by the Corporation and before the Payment Date, the employee is entitled to receive fixed monthly payments for the duration of the disability or for a period of twenty years, whichever period is shorter. The agreements also provide that if the employee dies while employed by the Corporation and before the Payment Date, his beneficiary is entitled to receive fixed monthly payments for a period of twenty years. Unless the employee dies prior to the Payment Date, he is entitled to receive monthly payments for a period of twenty years beginning on the Payment Date. The amount of these monthly payments is based on the employee's number of years of employment from the date of the agreement through the Payment Date. If the employee dies after the Payment Date, the employee's beneficiary is entitled to receive any remaining payments. The payment of benefits under the agreements is subject to forfeiture if the employee accepts employment prior to the Payment Date with a company in the food or drug business (either wholesale or retail) without the prior written consent of the Corporation. In the event of a change in control of the Corporation, defined as either a sale of substantially all of the assets of the Corporation or the sale of 51% of the Corporation's outstanding capital stock to an entity other than one owned and controlled by the Smith family, the Corporation must purchase a fully paid insurance annuity for the benefit of the employees that will fully vest the employees in their benefits under the agreements. Mr. White and all executive officers as a group are entitled to receive maximum monthly payments of $12,500 and $46,875, respectively, under the supplemental compensation agreements, subject to pro rata reduction in the event that employment ceases prior to the Payment Date other than as a result of death or disability. Mr. White's agreement provides for a Payment Date in 2000, and those of the other executive officers provide for Payment Dates ranging from 2000 to 2010. The Corporation has purchased cost-recovery life insurance to cover its obligations under these agreements.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
   Notwithstanding anything to the contrary set forth in any of the Corporation's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.
   The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Corporation's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, reviews and approves on an annual basis the compensation policies applicable to the Chief Executive Officer and the other executive officers of the Corporation.
  The objectives of the Corporation's executive compensation program are to:
  - Support the achievement of desired performance by the Corporation.
  - Provide compensation that will attract and retain superior talent and reward performance.
  - Align the executive officers' personal interests and financial renumeration with the success of the Corporation by basing a significant portion of their compensation upon corporate performance.
   The executive compensation program provides an overall level of compensation opportunity that is competitive within the retail food and drug industry, including those companies which compete directly with the Corporation in its regions, as well as companies outside the industry with which the Corporation may compete for executive talent. Companies are selected for the purpose of comparing compensation practices on the basis of a number of factors relative to the Corporation, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent forms of compensation),
and the availability of compensation information.   In reviewing the
compensation practices of other companies, the Compensation Committee considers the fact that the compensation structure of most peer companies tend to be significantly different than those of the Corporation in a number of respects, particularly in such areas as the amount of bonus relative to salary paid by such companies, their use of stock appreciation rights and stock options, the time period over which stock options vest and the nature and amount of pension benefits made available to executive officers. For these reasons, although the Compensation Committee has considered the compensation policies of certain companies which are among the Corporation's peer group in the Performance Graph below, the Compensation Committee does not believe that all of such companies are comparable to the Corporation for the purpose of setting the compensation for the Corporation's executive officers. The Compensation Committee uses its discretion to set executive compensation at levels warranted by external, internal and individual circumstances. Actual compensation levels may be greater or less than average competitive levels in other companies based upon annual and long-term performance of the Corporation and each individual executive officer's performance. Based upon a survey of compensation levels at such peer companies in recent periods, the Compensation Committee believes that the Corporation's compensation levels, corresponds to the top one-third of compensation paid to executive officers of companies in the peer group.
   The Corporation's executive officer compensation program is comprised of base salary, cash bonus compensation, long-term incentive compensation in the form of stock options, and various other benefits such as those available through the Corporation's medical and pension plans.
   Base Salary. Base salary levels for the Corporation's executive officers, including the Chief Executive Officer, are set such that the overall cash compensation package for executive officers, including bonus opportunity, compares favorably to companies with which the Corporation competes for executive talent. In determining salaries, the Compensation Committee also takes into account a number of factors, which primarily include individual experience and performance, the officer's level of responsibility, the cost of living and historical salary levels. The measures of individual performance considered include, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors such as the Corporation's historical and recent financial performance in the region or other principal area of responsibility of the officer (including such measures as gross margin, net income, same-store sales, customer count, cost savings and market share), the individual's achievement of particular non-financial goals within his or her responsibility (such as store openings, site acquisitions or other specific tasks), and other contributions made by the officer to the Corporation's success. The Compensation Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining base salary levels, and the specific factors used may vary among officers. As is typical for most companies, payment of base salary amounts generally is not conditioned upon the achievement of any specific, pre-determined performance targets.
   Cash Bonus. The Corporation's cash bonus program includes all executive officers. Its purpose is to provide a direct financial incentive in the form of an annual cash bonus to executive officers to achieve the Corporation's goals and budgets. The Corporation believes that as compared to other companies in its industry, the Corporation pays a relatively higher proportion of total executive compensation in the form of bonus rather than salary.
   Prior to fiscal 1993, the Corporation's executive officers (including the Chief Executive Officer) received bonuses based upon a predetermined share of a bonus pool established at the beginning of each fiscal year.
The bonus pool consisted of a predetermined percentage of the Corporation's pre-tax income of the region for which the officer had primary responsibility. Each officer's share of the bonus pool was based principally on the officer's level of responsibility, and typically was not subject to adjustment during the fiscal year.
   As a result of lower than expected earnings for fiscal 1993, in September 1993 the Compensation Committee undertook a special review of the Corporation's compensation policies for executive officers and other key employees and managers. In connection with this review, the Corporation's bonus policies were revised and the Bonus Program, as described in this Proxy Statement under the caption, "Approval of the Corporation's Bonus Program for Executive Officers," was adopted effective for the 1994 fiscal year. In addition, as a result of the review, the Compensation Committee determined to pay lower bonuses for fiscal 1993 than would otherwise be payable under the bonus pool determined at the beginning of fiscal 1993.
In order to provide a transition to the new Bonus Program, the Compensation Committee instead determined each officer's fiscal 1993 bonus as a fixed amount based upon a number of factors, including the officer's level of responsibility in the Corporation and performance through the date of the determination, the Corporation's overall financial performance for the fiscal year relative to targeted performance, and the bonus that would have been payable to such officer under the previous bonus plan. Overall corporate performance for these purposes was measured principally by the Corporation's total pre-tax income through the first three quarters of fiscal 1993, and the Compensation Committee's general estimation of the contribution made by each officer's position to such performance. Although the Committee did not for such purposes measure corporate performance with respect to any specific targets, the committee generally considered the fact that the growth in the Corporation's pre-tax income for the relevant period was below that of recent historical periods. The fixed bonus amount paid to each officer for fiscal 1993 was typically significantly lower than the bonus paid to such officer for fiscal 1992 and somewhat lower than the maximum bonus amounts for which such officer will be eligible to receive in fiscal 1994 under the Bonus Program, assuming that the Corporation achieves the budgeted level of pre-tax income. Because the bonus amounts paid for fiscal 1993 were significantly lower than the bonus amounts otherwise payable under the previous bonus plan, payment of such bonuses was not conditioned upon satisfaction of any predetermined financial goals or targets. The Compensation Committee did not find it practicable to, and did not attempt to, assign relative weights to the specific factors used to determine the fiscal 1993 bonuses paid to the Corporation's executive officers.
   The Corporation's current policy is to qualify compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and in accordance with this policy the material terms of the Bonus Program are being submitted for stockholder approval at the annual Meeting. See "Approval of the Corporation's Bonus Program for Executive Officers".
   Stock Option Plan. The Corporation's Amended and Restated 1989 Stock Option Plan authorizes the Compensation Committee to grant stock options to executives and key managers. Grants of options are made in amounts commensurate with the individual's responsibility and at a level calculated to be competitive within the retail food and drug industries as well as a broader group of companies of comparable size and complexity. Option grants are made from time to time and, depending upon the circumstances, typically are not made to each executive officer during each year. Options granted to executive officers typically do not vest until ten years after the grant date, and do not include any specific, pre-determined performance targets as a condition to vesting or granting. The Corporation believes that such long-term grants serve the primary objective of retaining executives and key managers, while also aligning executive and shareholder interests by creating a strong and direct link between compensation and stockholder return and by enabling executives and key managers to develop and maintain a significant, long-term ownership interest in the Corporation's Common Stock. Additional stock options were granted to only two of the named executive officers during 1993 because the Compensation Committee determined that, in general, stock and options held by such officers (including the stock holdings of the Chief Executive Officer) currently provide such officers with a strong identity of interest with the Corporation's stockholders and, in the case of stock options, are adequate to achieve the goals discussed above. Grants of additional stock options to the named executive officers may be considered in future periods by the Compensation Committee. Since the Corporation's initial public offering in 1989, the Corporation has granted all stock options, including those granted in fiscal 1993, at an exercise price of $19.00 per share, which was the initial public offering price for the Corporation's Class B Common Stock. The Compensation Committee believes that despite the nominal compensation expense incurred by the Corporation in granting stock options below the then-current market value of the Corporation's stock, this policy promotes morale among executive officers while providing adequate incentives to maximize shareholder value, given that typically no portion of the Corporation's stock options become exercisable for ten years from the date of grant.
   Benefits. The Corporation provides medical and pension benefits to the executive officers, including the Chief Executive Officer, that are generally available to the Corporation's employees. The Corporation also provides certain executive officers with supplemental retirement, death and disability benefits, as more fully described under the caption, "Pension Plan and Other Retirement, Death and Disability Arrangements." The benefits available under such arrangements generally are the same for each of the Corporation's executive officers, including the Chief Executive Officer, except to the extent benefits are payable based upon the length of an officer's employment with the Corporation.
   Chief Executive Officer Compensation. The Chief Executive Officer's compensation is reviewed and approved independently by the Compensation Committee. The Compensation Committee members determine the Chief Executive Officer's compensation based upon the factors applicable to the Corporation's other executive officers, which are described in detail above, as well as a number of additional qualitative and quantitative factors appropriate to his position as the Corporation's principal executive. For 1993, these factors included providing the strategic leadership necessary when faced with the current challenges of the
Corporation and the supermarket industry.   In particular, the Chief
Executive Officer, recognizing the importance of positioning the Corporation for the future in the Southern California market was involved in the planning and development of the new one million square foot, fully-integrated distribution center in Riverside, California, including a dairy processing plant, which was completed and placed in operation in the fourth quarter of 1993. This backstage integration offers important advantages in the Corporation's competitive purchasing environment, including better support, service and improved profitability. Another priority for the Chief Executive Officer was maintaining store sales volume and market share and reinforcing the Corporation's every day low price program. To this end, a more aggressive pricing program was implemented in the Utah area. The Committee noted that a pricing program such as this was possible only after a year devoted to cutting costs, streamlining business and reducing in-store operational expenses which the Chief Executive Officer implemented and sustained. The Committee also noted that while the Corporation is numbered among the leading low-cost operators in the industry, as measured by selling, general and administrative expenses as a percentage of sales, the Chief Executive Officer continued to achieve reductions in operating costs during 1993. The Intermountain Region and the Southwest Region were consolidated into one region. The new organization eliminated many duplicate supervisory positions and empowered the store managers to be more autonomous and responsive to consumer needs. The Chief Executive Officer also commenced during 1993 a re-engineering process of several key store systems to better utilize available computer technology, streamline the systems and reduce operating costs primarily through labor efficiencies. The Compensation Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chief Executive Officer's compensation.
   In accordance with the Corporation's compensation policies for all executive officers, a large component of the Chief Executive Officer's compensation is paid in the form of bonus, which, in order to provide an appropriate incentive to maximize the Corporation's financial performance, is determined based upon the Corporation's pre-tax income. For fiscal 1993, the Chief Executive Officer's bonus represented a 21.9% decrease from the previous year and his total cash compensation for 1993 represented a 10.1% decrease from the previous year. The Compensation Committee believes that the Chief Executive Officer's compensation is appropriate in light of the Corporation's lower than expected earnings in fiscal 1993 and the other factors described above. Based upon its survey of compensation levels at the peer companies included in the Performance Graph below, the Committee noted that the Chief Executive Officer's cash compensation during fiscal 1993 was third relative to the fiscal 1992 cash compensation of the CEOs of such companies. The Compensation Committee noted, however, that, while the Chief Executive Officer's compensation for fiscal 1993 consisted solely of cash compensation, a substantial majority of the peer companies also provided substantial equity or stock appreciation compensation to their CEOs during fiscal 1992. For this reason, the Chief Executive Officer's overall compensation would most likely rank lower relative to CEO compensation at the peer companies when the value of such non-cash compensation is included. In determining the compensation of the Chief Executive Officer, the Compensation Committee considers compensation levels at these peer companies, however, the Compensation Committee has not deemed it practicable or appropriate to target the Chief Executive Officer's compensation at any particular percentile relative to the peer group.
                                        DeLonne Anderson
                                        Duane Peters
                                        Ray V. Rose
                                        Members of the Compensation
                                          Committee of the Board of
                                          Directors

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
   The Compensation Committee consists of Messrs. DeLonne Anderson, Duane
Peters and Ray V. Rose.   Mr. Anderson served as an officer of the
Corporation until 1985.  Mr. Jeffrey P. Smith, an officer of the
Corporation, served as a member of the Compensation Committee until April, 1993. During his membership on the Compensation Committee, Mr. Smith did not participate in any decisions concerning his own compensation.

PERFORMANCE GRAPH
   The graph below compares the cumulative total stockholder return on the Class B Common Stock of the Corporation with the cumulative total return on the Standard & Poor's 500 Index and a peer group of eleven companies in the Corporation's industry over the period indicated (assuming the investment of $100 in the Class B Common Stock on June 21, 1989, the date of the Corporation's initial public offering, and reinvestment of all dividends). In accordance with guidelines of the SEC, the stockholder return for each entity in the peer group index have been weighted on the basis of market capitalization as of the beginning of each fiscal year set forth on the graph. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                   [PERFORMANCE GRAPH FILED ON FORM SE]

(1) The selected peer group consists of the following companies: Bruno's, Inc.; Fred Meyer, Inc.; Giant Food, Inc.; Great Atlantic & Pacific Tea Co.; Hannaford Brothers Co.; Kroger Co.; Quality Food Centers, Inc.; Safeway, Inc.; Stop & Shop Cos., Inc.; Vons Companies, Inc.; and Weis Markets, Inc. Such companies have been selected for the peer group on the basis of, among other factors, the similarity of their business to that of the Corporation and their market capitalization relative to that of the Corporation.

                           CERTAIN TRANSACTIONS

   During fiscal 1993, the Corporation paid $429,818 in advertising fees to radio and television stations operated by subsidiary companies of Bonneville International Corporation ("Bonneville"). Rodney H. Brady, a director of the Corporation, serves as President and Chief Executive Officer of Bonneville, but has no role in the Corporation's advertising decisions. Also during fiscal 1993, the Corporation paid $81,193 to an automobile dealership owned by Fred Smith, one of the Corporation's directors, in connection with the purchase of automobiles for use by the Corporation. The Corporation believes that the terms of the foregoing transactions were no less favorable to the Corporation that those which could have been obtained from unaffiliated third parties.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

   The following table provides certain information which has been furnished to the Corporation regarding ownership of the Corporation's voting securities as of February 28, 1994, with respect to (i) each director of the Corporation; (ii) each executive officer of the Corporation named in the Summary Compensation Table above who beneficially owns shares;
(iii) all directors and executive officers of the Corporation as a group; and (iv) each beneficial owner of five percent or more of any class of the Corporation's voting securities:

                                                       Amount and                Percent of
                                                        Nature of                all Votes of
                                         Title of      Beneficial      Percent   all Classes
                 Name                     Class      Ownership <F1>   of Class   of Stock
Jeffrey P. Smith                        Class A      3,397,543  <F2>     27.2%      44.4%
c/o Smith's Food & Drug Centers, Inc.   Preferred   11,205,000  <F3>     60.1
1550 South Redwood Road
Salt Lake City, UT   84104

Dee Glen Smith Marital Trust I          Class A        466,166  <F4>      3.7       35.5
c/o Ida W. Smith                        Preferred   11,205,000  <F4>     60.1
1066 North East Capital Blvd.
Salt Lake City, UT   84103

Richard D. Smith                        Class A      2,576,302  <F5>     20.6        7.8
c/o Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, UT   84104

Corporation of the President of         Preferred    2,400,009           12.9        7.3
 the Church of Jesus Christ of
 Latter-day Saints
50 East North Temple
Salt Lake City, UT   84150

Fred L. Smith                           Class A      1,916,996  <F6>     15.3        5.8
74285 Quail Lake Dr.
Indian Wells, CA   92210

Trust for the Children                  Class A      1,155,300  <F4>      9.2        3.5
 of Jeffrey P. Smith
2551 Brentwood Circle
Salt Lake City, UT    84121

Trust for the Children                  Class A      1,155,300  <F7>      9.2        3.5
 of Richard D. Smith
1038 North East Capital Blvd.
Salt Lake City, UT    84103

Trust for the Children                  Class A      1,155,300  <F8>      9.2        3.5
 of Fred L. Smith
74285 Quail Lakes Dr.
Indian Wells, CA    92210

University of Utah Medical School       Preferred    1,200,000            6.4        3.6
c/o Treasurer
University of Utah
407 Park Building
Salt Lake City, UT   84112

The United Way of the                   Preferred    1,269,669            6.8        3.9
 Greater Salt Lake Area
455 East 4th South
Salt Lake City, UT   84111

DeLonne Anderson                        Class A        537,642  <F9>      4.3        1.7
1443 West Cheever                       Class B        159,000 <F10>      *
Farmington, UT   84025

Allen P. Martindale                     Class A        653,500 <F11>      5.2        2.0

Sean D. Smith                           Class A        499,434 <F12>      4.0        1.5

Robert D. Bolinder                      Class A        100,000           *            *
                                        Class B         30,000 <F13>

Ray V. Rose                             Class A         90,000 <F14>     *            *

Douglas John Tigert                     Class A         75,000           *            *

Alan R. Hoefer                          Class A         30,000           *            *

Kenneth A. White                        Class A         66,900           *            *
                                        Class B         66,999           *

Rodney H. Brady                         Class A         63,500 <F15>     *            *

Duane Peters                            Class A         30,500 <F16>     *            *

J. Craig Gilbert                        Class A         65,000

All Directors and Executive             Class A      9,840,288           78.8%
 Officers as a Group(19 persons)        Class B        261,224            1.5%      64.1%
                                        Preferred   11,205,000           60.1%

* Less than one-percent.
<F1>  Each person has sole investment and voting power with respect to the shares indicated, except as otherwise set forth in the footnotes to this table. Each share of Class A Common Stock is convertible at any time at the option of the holder into one share of Class B Common Stock.
<F2>  Includes 1,545,399 shares which are held of record by four trusts of which Jeffrey P. Smith is the trustee and of which his children and the children of Richard D. Smith are beneficiaries, 43,100 shares held of record by Mr. Smith's wife, and 466,166 shares held of record by a trust for benefit of Ida W. Smith and of which Mr. Smith is trustee.
<F3>  Such shares are held of record by a trust for the benefit of Ida W.
      Smith and of which Jeffrey P. Smith trustee.
<F4>  Included in the shares shown for Jeffrey P. Smith.
<F5>  Includes 1,645,090 shares which are held of record by six trusts of which Richard D. Smith is trustee and of which his children and the children of Jeffrey P. Smith are beneficiaries and 11,742 shares held of record by Mr. Smith's wife.
<F6>  Includes 1,358,778 shares which are held of record by four trusts of which Fred L. Smith is trustee and of which his children are beneficiaries, and 35,200 shares held of record by Mr. Smith's wife.
<F7>  Included in the shares shown for Richard D. Smith.
<F8>  Included in the shares shown for Fred L. Smith.
<F9>  Includes shares held of record by the following partnerships, of which Mr. Anderson is a general partner: Cheever Investments, 14,611 shares; Cheever Limited, 62,797 shares; Ricks Creek Investment, 88,961 shares; Ricks Creek Ltd., 50,485 shares; Lupine Investment, 105,651; and Lupine Assoc. Ltd., 6,000 shares. Also includes 159,137 shares held of record by Mr. Anderson's wife.
<F10  Includes shares held of record by the following partnerships, of which Mr. Anderson is a general partner: Cheever Investments, 70,000 shares; and Lupine Assoc. Ltd., 50,000 shares.
<F11> Such shares are held of record by a trust for the benefit of Mr.
      Martindale and his wife and of which Mr. Martindale is trustee.
<F12> Includes 498,588 shares  held of record by trusts for the benefit of
      Mr. Sean D. Smith of which Messrs. Richard D. Smith and Jeffrey P. Smith are trustees. Of such shares, 113,488 shares are included in shares shown for Richard D. Smith and 385,100 shares are included in shares shown for Jeffrey P. Smith. Also includes 846 shares held of record by trust of which Sean D. Smith is trustee and of which his child is beneficiary.
<F13> Includes 30,000 shares of issuable upon exercise of vested options as of February 28, 1994.
<F14> Includes 60,000 shares held of record by a trust of which Mr. Rose is trustee and of which the members of the family of Mr. Rose are beneficiaries.
<F15> Such shares are held by a trust for the benefit of Mr. Brady and his wife and of which Mr. Brady is trustee.
<F16> Includes 6,450 shares held of record by two trusts of which Mr.
      Peters is trustee and of which the members of the family of Mr. Peters are beneficiaries. Also includes 24,050 shares held in an IRA account of which Mr. Peters is beneficiary.

             RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young as the independent auditors to examine the accounts of the Corporation for the 1994 fiscal year. Ernst & Young has served as the Corporation's independent auditors since prior to 1970. In the event that ratification of this selection of auditors is not approved by the affirmative vote of a majority of the shares of Series I Preferred Stock, Class A Common Stock and Class B Common Stock voting on the proposal, with all such shares voting together and with each share of Series I Preferred Stock and Class A Common Stock entitled to ten votes and each share of Class B Common Stock entitled to one vote, management will review its future selection of auditors.
   A member of Ernst & Young is expected to be in attendance at the Annual Meeting with the opportunity to make a statement and respond to questions.
   The Board of Directors recommends a vote FOR ratification of the selection of Ernst & Young as the Corporation's independent auditors for the 1994 fiscal year.

                               OTHER MATTERS

   Compliance with Section 16(a) of the Exchange Act. Section 16(a) of the Exchange Act requires the Corporation's officers and directors and persons who own more than ten percent of the Corporation's Class B Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons, the Corporation believes that during fiscal 1993 all the Reporting Persons complied with all applicable filing requirements, except that one statement of changes in beneficial ownership was inadvertently filed 4 days late on behalf of Mr. Jeffrey P. Smith and the Dee Glen Smith Marital Trust.
   Other Matters. The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

              STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

   Stockholders' proposals intended to be presented at the 1995 Annual Meeting of Stockholders of the Corporation must be received by the Corporation no later than December 1, 1994 for inclusion in the Corporation's Proxy Statement and proxy card related to the 1995 Annual Meeting.

Salt Lake City, Utah
March 25, 1994

                       [FORM OF FRONT OF PROXY CARD]
SMITH'S FOOD & DRUG CENTERS, INC.                                   PROXY
1550 SOUTH REDWOOD ROAD
SALT LAKE CITY, UTAH  84104

   JEFFREY P. SMITH, ROBERT D. BOLINDER AND MICHAEL C. FREI, or any of them each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Smith's Food & Drug Centers, Inc. (the "Corporation"), to be held on Tuesday, April 26, 1994, and any adjournments or postponements thereof.

   Election of all thirteen directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: JEFFREY P. SMITH, RICHARD D. SMITH, ROBERT D. BOLINDER, KENNETH A. WHITE, DELONNE ANDERSON, RODNEY H. BRADY, ALAN R. HOEFER, ALLEN P. MARTINDALE, DUANE V. PETERS, RAY V. ROSE, FRED L. SMITH, SEAN D. SMITH, AND DOUGLAS J. TIGERT.

   If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date on the reverse side. You need not mark any boxes.

   1.     Election of Directors (see above):
          ___  FOR            ___  WITHHOLD
     FOR, except vote withheld from the following nominee(s):
___________________________________________________________________________
___________________________________________________________________________

   2. To ratify and approve the Corporation's bonus program with respect to the Corporation's executive officers:
          ___  FOR            ___  AGAINST        ___  ABSTAIN

   3. To ratify the appointment of Ernst & Young as the Corporation's independent auditors for 1994:
          ___  FOR            ___  AGAINST        ___  ABSTAIN
- ---------------------------------------------------------------------------
                       [FORM OF BACK OF PROXY CARD]
   Shares represented by this proxy will be voted as directed on the reverse side by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors, and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

   The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2 and 3.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 26, 1994.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

   Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature__________________________________________  Date_________________

Signature__________________________________________  Date_________________